EXHIBIT 10.4

ASSIGNMENT OF TRADEMARK RIGHTS

This Assignment of Trademark Rights (the “Assignment”) is effective March 20, 2012, by and betweenBonamour International, LLC., a limited liability company existing under the laws of the State ofTexas, whose corporate headquarters is located at 5190 N. Central Expressway, Suite 900, Dallas, Texas 75206 (the “Assignor”) andBonamour, Inc., a corporation existing under the laws of the State ofColorado, whose corporate headquarters is located at 5190 N. Central Expressway, Suite 900, Dallas, Texas 75206(the “Assignee”); collectively, the Assignor and the Assignee are referred to as the “Parties.”

WITNESSETH:

The Assignor is the owner of the trademark applications listed on Schedule 1 attached hereto and incorporated by reference herein, along with any and all trade dress and domain names associated therewith, together with the goodwill of the business symbolized thereby (collectively referred to as the “Trademarks”), and the Assignee is desirous of acquiring all right, title, and interest in and to the Trademarks.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Assignor and Assignee agree as follows:

Assignor hereby sells, assigns and transfers to the Assignee the entire right, title and interest in and to the Trademarks throughout the world, as fully and entirely as the same would have been held and enjoyed by the Assignor if this assignment had not been made, together with (i) the goodwill of the business associated with the Trademarks; (ii) to the extent transferable, all damages hereafter due or payable to the Assignor with respect to the Trademarks, including without limitation, damages, and payments for past or future infringements and misappropriations of the Trademarks; and (iii) to the extent assignable, all rights to sue for past, present, and future infringements or misappropriations of the Trademarks.

The Assignor agrees that when requested by the Assignee, it will, at the sole cost of Assignor, execute all documents necessary or desirable to properly vest full right, title and interest in and to all Trademarks throughout the world in the name of the Assignee or which in the sole judgment of the Assignee, may be necessary to obtain, maintain, issue or enforce said Trademarks.

[Signature Page Follows]

ASSIGNMENT OF TRADEMARK RIGHTS

SIGNATURE PAGE

IN WITNESS WHEREOF, Bonamour International, LLC.has caused this Assignment to be executed and delivered, and Bonamour, Inc.accepts this Assignment executed and delivered, as of March 20, 2012.

ASSIGNOR: BONAMOUR INTERNATIONAL, LLC.
by
/s/ Nathan Halsey
Name: Nathan Halsey
Title: Member/Manager CEO

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

On this 20th day of March, 2012 before me, a Notary Public in and for the State and County aforesaid, personally appeared Nathan Halsey, known to me to be the person named above who did depose and say that he/she is an officer and CEO of Bonamour International, LLC. and signed and sealed the foregoing instrument.
(Notarial Seal)

/s/ Dean W. Jensen
Notary Public, State of Texas

My Commission Expires: 11-5-13

ASSIGNEE:
BONAMOUR, INC.

By: /s/ Nathan Halsey
Name: Nathan Halsey
Title:   President

ASSIGNMENT OF TRADEMARK RIGHTS

Schedule 1

1.	Trademarks:

Country	Serial No.	Mark
U.S.	85485325	BONAMOUR